3
 As filed with the Securities and Exchange Commission on September
18,
                                 1995.
Registration Statement No. 33-


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM S-3

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933


                        United Stationers Inc.
      (Exact Name of Registrant as Specified in its Charter)

             Delaware                                36-3141189
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                 Identification
Number)

                          2200 East Golf Road
                   Des Plaines, Illinois 60016-1267
     (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive
        Offices)

                          Thomas W. Sturgess
                         Chairman of the Board
                  750 N. St. Paul Street, Suite
                          1200 Dallas, Texas 75201
                            (214) 720-1313
       (Name, Address, Including Zip Code, and Telephone Number,
              Including Area Code, of Agent For Service)

                      ________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration
Statement
                      ________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.



                   CALCULATION OF REGISTRATION FEE
                                                  Proposed
                                     Proposed      Maximum
Title of each                          maximum   aggregate
class of securities   Amount to beOffering Price  Offering
Registration to be registered                               RegisteredPer
Unit (1)
Price (1)                          Fee

Common Stock $.10
672,000                          $27
$18,144,000                  $6,256.55
Class A

(1)  Estimated solely for the purpose of calculating the

registration fee pursuant to Rule 457(c).



          Preliminary Prospectus Dated September 18, 1995

PROSPECTUS

672,000 Shares





United Stationers Inc.

Common Stock, Class A
($0.10 Par Value)

Certain  warrants  have  been issued by United  Stationers  Inc.
(the "Company")   to  replace  warrants  previously  issued  by
Associated Holdings, Inc. and outstanding on March 30, 1995, at the time of the merger between Associated Holdings, Inc. and United Stationers Inc. The warrants permit the holders thereof to exercise the right to convert the warrants into non-voting common stock of the Company and/or into Class A Common Stock ($0.10 par value) ("Shares") of the Company.

This Prospectus relates to 672,000 authorized and unissued shares of Class A Common Stock reserved for issuance upon exercise of the warrants and conversion thereof to Class A Common Stock.

Of the 672,000 shares of Class A Common Stock to be offered hereunder, none are being sold by the Company.

The Class A Common Stock is traded over-the-counter in the NASDAQ
National Market System under the symbol USTR. The last sale price as quoted by NASDAQ was $__________.




           ______________________________________________

         THESE  SECURITIES HAVE NOT BEEN APPROVED OR  DISAPPROVED
         BY  THE SECURITIES AND EXCHANGE COMMISSION OR ANY
         STATE SECURITIES  COMMISSION,  NOR  HAS  THE
         SECURITIES   AND EXCHANGE COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF  THIS  PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




            _______________________________________________
        The date of this Prospectus is ________________, 1995.

      No person is authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful
to make  such  offer or solicitation in such jurisdiction.   Neither
the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since the date hereof.
                         __________________


                          TABLE OF CONTENTS

                                                            Page
Available Information
2
Incorporation of Certain Documents by Reference
3
Summary Information
4
Description of Securities to be Registered
4
Plan of Distribution
6
Use of Proceeds
6
Determination of Offering Price
6
Selling Security Holders
6
Experts
7
Legal Opinion
7
Indemnification of Directors and Officers
7




                        AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the ''Exchange Act''), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information filed by United with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2551. Copies of such material can also be obtained from the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

   Regardless of whether the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the ''Required Filing Dates'') by which the Company would have been required so to file such documents if the Company were so subject.


           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   This Prospectus incorporates by reference documents that are not presented herein or delivered herewith. Copies of any such documents filed by the Company with the Commission, including exhibits to such documents, are available upon request, and without charge, from United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois 60016, Attention: Investor Relations Department (telephone: (708) 699-5000).
   The  following documents, which have been filed by the Company
with the   Commission,  are  hereby  incorporated  by  reference  in
this Prospectus:
(i)      Annual Report on Form 10-K for the fiscal year ended August
31, 1994;
   (ii)     Transition Report on Form 10-K for the period September
1,
1994 through March 30, 1995;
   (iii)     Quarterly reports on Form 10-Q for the quarterly
periods
ended March 31, 1995 and June 30, 1995;
   (iv)     Amendment to Form 10-Q for the period ended June 30,
1995
(Form 10-Q/A);
   (v) Registration Statement on Form S-1 for the Company and its subsidiary filed and effective August 31,
1995, registering certain Notes under the Securities Act`of 1933, as amended (the "Securities Act");
   (vi)     The  descriptions of the Common Stock, warrants and
other
Company  securities  contained in  the
Registration Statements  filed under Section 12 of the Exchange Act,
including  any other amendments                          or reports
filed
for the purpose of updating such descriptions.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed documents that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.
                               SUMMARY


  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, and the related notes thereto, included elsewhere in this Prospectus and in the documents incorporated herein by reference.


                             The Company

  United Stationers Inc. is the parent company for its wholly owned subsidiary, United Stationers Supply Co. ("United"). Except where the context clearly indicates otherwise the term "Company" as hereinafter used includes United Stationers Inc. together with its subsidiary. The executive offices of the Company are located at 2200 East Golf Road, Des Plaines, Illinois 60016-1267 (telephone: (708) 699-5000).

 The Company is the largest office products wholesaler in the United States. As a result of the mergers of the Company with Associated Holdings, Inc. ("AHI") and of United with Associated Stationers, Inc. ("ASI") on March 30, 1995, the Company's net sales on a pro forma basis for 1994 were approximately $2.0 billion, and for the six months ended June 30, 1995 were approximately $ 1.1 billion. Through its extensive office products catalogs, the Company markets a full line of over 25,000 (post-consolidation) branded and private brand office and other related business products (''office products''), including traditional office supplies; office furniture and desk accessories; office machines, equipment and supplies; computer hardware, peripherals and supplies; and facilities management supplies, including sanitation products and janitorial items. These products are offered through a network of 39 (post-consolidation) strategically located distribution centers to over 14,000 resellers, consisting principally of commercial dealers and contract stationers, retail dealers, superstores, mail order companies and mass merchandisers.
  Although the office products distribution industry has seen many changes over the past decade, including the growth of national superstores and a consolidation among wholesalers, dealers and contract stationers, large national wholesalers have continued to perform a significant role in the distribution of office products. For manufacturers, the wholesaler provides wide market coverage, assumes credit risk, carries inventory and processes smaller orders than manufacturers can economically service. In addition, wholesalers provide resellers with prompt service and delivery, a source for filling small quantity orders and the opportunity to obtain credit, minimize investment in inventory and access marketing resources and technical support.
 The Company is currently engaged in implementing its consolidation plan to integrate the two separate office products wholesale businesses conducted by United and ASI prior to the merger. United is a wholly owned subsidiary of the registrant, which has no operations independent of those of United.


             DESCRIPTION OF SECURITIES TO BE REGISTERED

   The securities to be registered consist of 672,000 Shares to be issued upon exercise of certain warrants.

     On January 31, 1992 AHI entered into a Warrant Agreement with Chase Manhattan Investment Holdings, Inc. ("CMIHI") (the "Lender Warrant Agreement") pursuant to which it issued to CMIHI and certain of ASI's senior lenders warrants ("Lender Warrants") entitling the holders thereof to acquire an aggregate of 150,340 shares of AHI common stock. In connection with the purchase by AHI of Lynn-Edwards in October 1992, the warrant holders received warrants for an additional 50,935 shares.
     On March 30, 1995, in connection with the merger of AHI with the Company, the Lender Warrants were assumed by the Company, and now allow the holders thereof to acquire an aggregate of 672,000 Shares (or, at the option of the warrant holder, shares of Nonvoting Common Stock of the Company), at an exercise price of $0.0029 per Share; provided, however, that the exercise price shall never be lower than par value of the Shares or Nonvoting common stock, as applicable. Prior to the merger, Wingate Partners, Wingate II, Wingate Affiliates, L.P., Wingate Affiliates II, L.P. and Daniel J. Good purchased from one of AHI's former senior lenders warrants exercisable for an aggregate of 238,795 Shares for an aggregate of approximately $1.7 million.
   The following is a summary of the material terms of the Lender
Warrants:

     The Lender Warrants contain customary antidilution provisions and are exercisable through January 31, 2001. In addition, the Company is entitled to repurchase the Lender Warrants at any time after January 31, 1999 at the greater of the then fair market value of
the      Shares
(less the applicable exercise price for the Lender Warrants) or the Equity Value (which is defined generally as (i) five
times  the Company's   consolidated  earnings  before   interest,
taxes,    and
depreciation and amortization minus (ii) non-convertible debt of the Company and its consolidated subsidiaries minus (iii) preferred stock of the Company plus (iv) cash and cash equivalents). In the event, the Company repurchases Lender Warrants or Shares pursuant to the call option granted under the Lender Warrants and, within twelve months after the date of such repurchase, the Company, any subsidiary of the Company, or Wingate Partners, Cumberland, or Good Capital or their associates has entered into any contract relating to a merger of the Company or sale of all or substantially all of the assets of the Company or any subsidiary of the Company (a "Look Back Event"), the Company is required to make a payment to each holder whose
Lender
Warrants or Shares were repurchased in an amount generally equal to (i) the excess of the fair market value of the consideration received by the Company, the subsidiaries and the stockholders of the Company (on a per share basis) in connection with the Look Back Event over (ii) the sum of (a) the amount paid to such holder pursuant to the exercise by the Company of its call option plus (b) imputed interest on such amount through the date of repurchase at the base rate under the Company's existing senior credit agreement.

     The Lender Warrants also contain certain put rights which require the Company to repurchase such Lender Warrants upon the earlier of January 31, 1997 or the occurrence of certain
extraordinary corporate events.                                The
purchase price payable by the Company upon exercise  of
the put rights is the greater of the then fair market value of the Shares (less the applicable exercise price of the Lender
Warrants)  or the  Equity  Value.   Because  AHI  refinanced  all
of  its  existing indebtedness  in  connection  with  the
Acquisition  (including                                       its
indebtedness under old Associated Term Loans), the Lender Warrants were amended to provide that no put rights may be exercised thereunder until February 10, 1996.

     The Lender Warrants provide the holders with certain "tag along rights" which entitle such holders to participate, on a pro rata basis, in certain sales of Shares by Wingate Partners, Cumberland, Boise Cascade, Good Capital or any of their
subsidiaries,  affiliates (but   excluding  any  limited   partners
of  Wingate  as  such)                                         or
associates.   Pursuant  to the Lender Warrants, Wingate  Partners
has been granted certain "go along rights" which are triggered (subject to certain exceptions) in the event (i) Wingate Partners sells 100% of its equity interest in the Company in a private offering, (ii) all or substantially all of the assets of the
Company  are  sold  and  the proceeds  of  such  sale are
distributed to the  stockholders  of  the Company              or
(iii)  the  Company  participates  in   a   merger             or
consolidation. In the event Wingate Partners exercises its "go along rights" in connection with the occurrence of one of the events described above, each holder of Lender Warrants would become obligated to sell all Lender Warrants and Shares held by such holders in the applicable transaction and to vote all Shares in favor of such transaction.

     The Lender Warrants contain a mechanism whereby after the Lender Warrants (or a portion thereof) have been sold pursuant to the put rights, tag along rights, or go along rights under the Lender Warrants (provided that such events have occurred prior to
January 31,                                                   1999),
each holder of Tranche B Warrants is required to be paid in the event the amount earned by all holders of the Tranche B Warrants exceeds $6,500,000 and such holders received an internal rate of return on their investment represented by the Tranche B portion of the Old Associated Term Loans of at least 25%. The Refunded
Amount    ranges
from  10.0% of amounts earned on the Tranche B Warrants to 40% of such
amounts, depending upon the amount by which the aggregate amount earned by all holders of the Tranche B Warrants exceeds $6,500,000 and the internal rate of return received by such holders on their investment represented by the Tranche B portion of the Old Associated Term Loans exceeds 25%.
     Pursuant to the terms of the Lender Warrants, if at any time, the Company does not have securities registered under Section 12(b) or 12(g) of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act, the holders of the Lender Warrants will be entitled to preemptive rights with respect to certain issuances of Shares by the Company and to board observation rights for meetings of the boards of directors of
the  Company   and          its
subsidiaries. The Lender Warrants also contain certain covenants and agreements with respect to, among other things, (i) transactions with affiliates (other than the payment of a limited amount of management fees to Wingate Partners, Cumberland and Good Capital),
(ii) certain mergers, reorganizations, recapitalization and other events with respect to the Shares, (iii) the redemption of Shares, (iv) changes of the fiscal year of the Company, (v) the taking of actions that would cause the Company or any subsidiary of the Company to own less than 80% of any subsidiary of the Company except that the Company and each subsidiary of the Company may own a percentage of the stock of any such subsidiary not lower than the percentage owned at the effective time of the Merger, (vi) delivery of financial statements of the Company and
(vii) indemnification.

     In connection with the issuance of the Lender Warrants, AHI on January 31, 1992, entered into a registration rights agreement (the "Lender Registration Rights Agreement") with the holders of the Lender Warrants pursuant to which it granted to such holders certain rights with respect to registration under the Securities Act of shares of AHI Common Stock issuable to them upon exercise
of the Lender  Warrants. The   Company  assumed  the  obligations
of  AHI  under  the   Lender Registration  Rights Agreement by
operation of law in connection with the Merger and such agreement has been amended accordingly. Pursuant to the amended agreement, the Company agreed to use its best efforts to effect a "shelf" registration of all Shares issuable or issued upon exercise of the Lender Warrants and subject to the agreement as promptly as practicable following the sixtieth day after the Merger. In addition, the holders of a majority of the Shares issuable or issued upon exercise of the Lender Warrants and subject to the agreement will be able to require the Company, after consummation of a public offering of Shares meeting certain specified criteria, and after satisfaction of certain other conditions, to effect up to five registrations of all or part of the Shares held by them. The Company is not required to honor any request to register Shares if the request is received less than 300 days following the effective date of any previous registration  statement filed in connection  with  any  such
request.   Upon  receipt of a written request to register  a
holder's Shares, the Company must send notice to the other holders subject to the agreement and permit them to also request to have their respective Shares registered under the Securities Act. Registrations effected at the request of the holders will be at the expense of the Company (excluding underwriting discounts and commissions).


                        PLAN OF DISTRIBUTION

     The Shares registered hereunder, when received by warrant holders upon exercise of the warrants, will be available for sale and will be sold in open-market transactions by the warrant holders or in such other appropriate manner as the warrant holders may elect.


                           USE OF PROCEEDS

    The Company will realize no proceeds from the sale of the securities under this registration statement, such sellers having received their common stock pursuant to the exercise of the warrants described herein.
                     DETERMINATION OF OFFERING PRICE

    The offering price will be based on the market price of the Company's Common Stock at the time or times of sale thereof by the selling shareholders.


                        SELLING SECURITY HOLDERS

        The common stock to be sold hereunder has been or will be acquired by the following holders of warrants:


Common Stock    Amount to     Amount to      Percent of Class
Warrant Holder
Owned
Be Offered         be owned*        Class Outstanding*

Owned(1)      Be Offered    be owned (2)     Outstanding(2)

Chase Manhattan Investment Holdings, Inc.               379,497
237,748         617,245                9.85
Arab Banking Corporation
24,409             57,747           82,156                1.35
The Long-Term Credit Bank of Japan, Ltd.,
     Chicago Branch
0             86,621          86,621                 1.42
The Provident Bank
720              58,978          59,698                 -
Wingate Partners, L.P.
2,134,289             85,798      2,220,087               36.31
Wingate Partners II, L.P.
558,687           120,126         678,813               11.04
Wingate Affiliates, L.P.
37,047               1,489           38,536                 -
Wingate Affiliates II, L.P.
9,817               2,076           11,893                 -
Daniel J. Good
81,057             21,377         102,434                 1.69

(1) Includes both Nonvoting common stock and Class A Common Stock
("Shares"), as applicable
(2)       Assumes exercise of all warrants and conversion to Class A
Common Stock


                                EXPERTS

      The consolidated financial statements and financial statement schedules of United Stationers Inc. and its consolidated subsidiaries included in United Stationers Inc.'s Annual Report on Form 10-K
for the  fiscal year ended August 31, 1994,  in its Transition
Report  on Form        10-K  for  the period from September 1, 1994
through  March  30,
1995,   and in its Registration Statement on Form S-1 as filed
August 30, 1995, which are incorporated by reference in this
Prospectus, have been           audited respectively by Arthur
Andersen LLP, and Ernst  &  Young
LLP,   independent public accountants, as indicated in  their
reports
with respect thereto, which are incorporated by reference herein in reliance upon such reports given upon the authority of said firms as experts in accounting and auditing.
     With respect to the unaudited consolidated interim financial information for the three-month periods ended March 31, 1995 and June 30, 1995, incorporated by reference in this Prospectus, Ernst
& Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in United Stationers Inc.'s Quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, and incorporated herein by reference, state that they did not audit and they do not expess an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement ptepared or certified by the auditors within the meaning of Sections
7 and 11 of the Act.
                            LEGAL OPINION
      The legality of the shares of Common Stock to be offered hereby has been passed upon for United Stationers Inc. by Otis H. Halleen, counsel to United Stationers Inc.
              INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law ("DGCL"), the Restated Certificate of Incorporation and the By-Laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the DGCL. In addition, the directors and officers of the Company and United are insured under certain insurance policies insuring them against liabilities arising from such claims for wrongful acts in their capacities as directors and/or officers.

     Pursuant to Sections 102 and 145 of the DGCL, the Company generally has the power to indemnify its present and former directors and officers against expenses incurred by them in connection with any suit to which such directors and officers are, or are threatened to be made, a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

     The above discussion of the Restated Certificate of Incorporation and By-laws of the Company and of Sections 102 and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, By-laws and the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                               PART II
               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Other Expenses of Issuance and Distribution.

  The following table sets forth the expenses payable in connection with the offering of the securities to be registered and offered hereby. All of such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission.


  Securities and Exchange Commission Registration Fee            $
6,256.55

  Legal Fees and Expenses                            15,000.00
  Miscellaneous                                        2,000.00
                                        __________
     Total                                   $ 23,256.55



Item 15.    Indemnification of Officers and Directors.   [Included
in Prospectus]


Item 16.   Exhibits and Financial Statement Schedules.

(a) Exhibits

3.1  Restated Certificate of Incorporation of the Company (Exhibit
3(a) to the Company's Report on Form 10-     K dated November 19,
1987 (5).

3.2  Restated By-Laws of the Company (2).

3.3 Certificate of Ownership and Merger merging Associated into the Company (3)

4.1  Indenture, dated as of May 3, 1995, among United, as Issuer,
the Company, as Guarantor, and The     Bank of New York, as Trustee
(3).

4.2  Form of Old Note (included in Exhibit 4.1, Exhibit A) (3).

4.3  Form of New Note (included in Exhibit 4.1, Exhibit A) (3).

4.4  First Supplemental Indenture, dated as of July 28, 1995, among
United, the Company as Guarantor, and   the Bank of New York, as
Trustee (2)

9.1  Voting Trust Agreement, dated as of January 31, 1992, among the
Company, the stockholders party    thereto and Messrs. Sturgess,
Hegi, Miller, Good and Johnson, as voting trustees (2).

9.2  First Amendment to Voting Trust Agreement, dated as of March
30, 1995, among the Company, the stockholders party thereto and Messrs. Sturgess, Hegi, Miller, Good and Johnson, as voting trustees
(2).

9.3  Letter agreement, dated March 30, 1995, between the Company (as
successor-in-interest to Associated)    and Boise Cascade regarding
the Voting Trust Agreement (2).

10.1 Credit Agreement, dated as of March 30, 1995, among the
Company, United, certain Lenders named      therein and Chase Bank,
as Agent and Lender (3).

10.2 Waiver and Amendment No. 1, dated as of April 13, 1995, among
the Company, United, each of the  lenders    party thereto and Chase
Bank
(2).

10.3 Assumption Agreement, dated as of March 30, 1995, among the
Company, United and Chase Bank, as      agent (included in Exhibit
10.1, Exhibit F) (2).

10.4 Revolving Credit Notes, dated March 30, 1995, issued under the
Credit Agreement (included in Exhibit   10.1, Exhibit A-1) (2).

10.5 Form of Tranche A Term Loan Note, issuable under the Credit
Agreement (included in Exhibit 10.1,    Exhibit A-2) (2).

10.6 Form of Tranche B Term Loan Note, issuable under the Credit
Agreement (included in Exhibit 10.1,    Exhibit A-3)(2).

10.7 Security Agreement, dated as of March 30, 1995, between United and Chase Bank, as agent (2).

10.8 Form of Indenture of Mortgage, Assignment of Rents, Security
Agreement and Fixture Filing, dated as of    March 30, 1995, by
United in favor of Chase Bank (2).

10.9 Registration Rights Agreement, dated as of April 26, 1995,
among the Company, United and the Initial    Purchaser (2).

10.10     Purchase Agreement, dated April 26, 1995, among the
Company,
United and the Initial Purchaser (2).

10.11     Registration Rights Agreement, dated as of January 31,
1992,
between the Company (as successor-in-   interest to Associated) and
CMIHI (2).

10.12 Amendment No. 1 to Registration Rights Agreement, dated as of March 30, 1995, among the Company (as successor-in-interest to Associated), CMIHI and certain other holders of Lender Warrants (2).

10.13 Amended and Restated Registration Rights Agreement, dated as of March 30, 1995, among the Company (as successor-in-interest to Associated), Wingate Partners, Cumberland Capital Corporation,
Good Capital Co., Inc., Boise Cascade and certain other Company stockholders (2).

10.14     Warrant Agreement, dated as of January 31, 1992, among the
Company (as successor-in-interest to    Associated), United (as
successor-in-interest to ASI) and CMIHI (2).

10.15     Amendment No. 1 to Warrant Agreement, dated as of October
27, 1992, among the Company (as    successor-in-interest to
Associated), United (as successor-in-interest to ASI), CMIHI and the other parties thereto (2).

10.16     Amendment No. 2 to Warrant Agreement, dated as of March
30,
1995, among the Company (as   successor-in-interest to Associated),
United (as successor-in-interest to ASI), CMIHI and the other parties thereto (2).

10.17     Warrant Agreement, dated as of January 31, 1992, between
the
Company (as successor-in-interest to    Associated) and Boise
Cascade (2).

10.18     Amendment No. 1 to Warrant Agreement, dated as of March
30,
1995, between the Company (as      successor-in-interest to
Associated) and Boise Cascade (2).

10.19     Investment Banking Fee and Management Agreements, dated as
of January 31, 1992, among United,      the Company and each of
Wingate Partners, Cumberland Capital Corporation and Good Capital
Co., Inc. (2).

10.20 Amendment No. 1 to Investment Banking Fee and Management Agreements, dated as of March 30, 1995, among the Company, United and each of Wingate Partners, Cumberland Capital Corporation and
Good Capital Co., Inc. (2).

10.21     Employment Agreements, dated as of January 31, 1992, among
the Company (as successor-in-interest   to Associated), United (as
successor-in-interest to ASI) and each of Michael D. Rowsey, Robert
W. Eberspacher, Lawrence E. Miller, Daniel J. Schleppe, Duane J. Ratay and Daniel H. Bushell (2).

10.22     1992 Management Stock Option Plan, dated as of January 31,
1992 (2).

10.23 Amendment No. 1 to 1992 Management Stock Option Plan, dated as of March 30, 1995 (2).

10.24     Letter agreements, dated January 31, 1992, between the
Company (as successor-in-interest to    Associated) and each of
Michael D. Rowsey, Robert W. Eberspacher, Lawrence E. Miller, Daniel
J. Schleppe, Duane J. Ratay and Daniel H. Bushell regarding grants of stock options (2).

10.25     Amendment to Stock Option Grants, dated as of March 30,
1995, between the Company (as successor-     in-interest to
Associated) and each of Michael D. Rowsey, Robert W. Eberspacher,
Lawrence E. Miller,      Daniel J. Schleppe, Duane J. Ratay and
Daniel H. Bushell (2).

10.26     Executive Stock Purchase Agreements, dated as of January
31,
1992, among the Company (as   successor-in-interest to Associated)
Wingate Partners, ASI Partners, L.P. and each of Michael D.
Rowsey, Robert W. Eberspacher, Lawrence E. Miller and Daniel J.
Schleppe (2).

10.27     First Amendments to Executive Stock Purchase Agreements,
dated as of March 30, 1995, among the   Company (as successor-in
interest to Associated),  Wingate Partners, ASI Partners, L.P. and
each of   Michael D. Rowsey, Robert W. Eberspacher, Lawrence E.
Miller
and Daniel J. Schleppe (2).

10.28 Agreement for Data Processing Services, dated January 31, 1992, between United (as successor-in- interest to ASI) and Affiliated Computer Services, Inc. (2).

10.29     First Amendment to Agreement for Data Processing Services,
dated as of June 22,1995, between United     and Affiliated Computer
Services, Inc. (2).

10.30     Lease Agreement, dated as of March 4, 1988, between Crow-
Alameda Limited Partnership and    Stationers Distributing Company,
Inc., as amended (2).

10.31     Industrial Real Estate Lease, dated as of May 17, 1993,
among Majestic Realty Co. and Patrician      Associates, Inc., as
landlord, and United Stationers Supply Co., as tenant (2).
10.32     Standard Industrial Lease, dated as of March 15, 1991,
between Shelley B. & Barbara Detrick and Lynn     Edwards Corp. (2).

10.33     Lease Agreement, dated as of January 12, 1993, as amended,
among Stationers Antelope Joint Venture,     AVP Trust, Adon V.
Panattoni and Yolanda M. Panattoni, as landlord, and United
Stationers Supply Co.,    as tenant (2).

10.34     Lease, dated as of February 1, 1993, between CMD Florida
Four Limited Partnership and United     Stationers Supply Co., as
amended (2).

10.35     Standard Industrial Lease, dated March 2, 1992, between
Carol Point Builders I and Associated   Stationers, Inc.    (2).

10.36     Lease, dated March 22,1973, between National Boulevard
Bank
of Chicago, as trustee under Trust      Agreement dated March 15,
1973
and known as Trust No. 4722, and United Supply Company, as  amended
(2).

10.37     Lease Agreement, dated July 20, 1993, between OTR, acting
as
the duly authorized nominee of the      Board of the State Teachers
Retirement System of Ohio, and United Stationers Supply Co., as
amended   (2).

10.38     Lease Agreement, dated as of December 20, 1988, between
Corporate Property Associates 8, L.P., and   Stationers Distributing
Company, Inc., as amended (2).

10.39 Industrial Lease, dated as of February 22, 1988, between Northtown Devco and Stationers Distributing Company, as amended
(2).

10.40     Lease, dated as of April 17, 1989, between Isaac Heller
and
United Stationers Supply Co., as amended     (2).

10.41     Lease Agreement, dated as of May 10, 1984, between
Westbelt
Business Park Joint Venture and Boise   Cascade Corporation, as
amended (2).

10.42     Lease, dated as of January 19, 1981, between Propco, Inc.
and Crown Zellerbach Corporation, as    amended (2).

10.43     Lease Agreement, dated as of August 17, 1981, between Gulf
United Corporation and Crown Zellerbach      Corporation, as amended
(2).

10.44     Lease Agreement, dated as of March 31, 1978, among Gillich
O. Traughber and J.T. Crain, Joint      Venturers, and      Boise
Cascade Corporation, as amended (2).

10.45 Lease Agreement, dated November 7, 1988, between Delaware ll
Associates and Stationers Distributing  Company, Inc., as amended
(2).

10.46     Lease Agreement, dated November 7, 1988, between Central
East Dallas Development Limited    Partnership and Stationers
Distributing Company, Inc., as amended (2).

10.47     Lease Agreement, dated as of March 17, 1989, between
Special
Asset Management Company of Texas,      Inc., and Stationers
Distributing Company, Inc., as amended (2).

10.48     Sublease, dated January 9, 1992, between Shadrall
Associates
and Stationers Distributing Company,    Inc. (2).

10.49     Industrial Lease, dated as of June 12, 1989, between
Stationers Distributing Company, Inc. and Dual    Asset Fund V, as
amended (2).

10.50     Lease Agreement, dated as of July, 1994, between Bettilyon
Mortgage Loan Company and United   Stationers Supply Co. (2).

10.51     Agreement of Lease, dated as of January 5, 1994, between
the
Estate of James Campbell, deceased,     and United Stationers Supply
Co. (2).

10.52 Executive Bonus Plan (Exhibit 10(a)(i)(F) to Registrant's Report on Form 10-K dated November 17, 1988) (5).

10.53     Amendment to Executive Bonus Plan adopted February 13,1995
(4).

10.54     Supplemental Benefits Plan as amended and restated as of
July 13, 1988 (Exhibit 10(a)(H)(1) to   Registrant's Report on Form
10K dated November 17,1988) (5).

10.55     Management Incentive Plan (Exhibit 10(a)(i)(L) to
Registrant's Report of Form 10-K dated November 17,    1988)     (5).

10.56     Amendment to Management Incentive Plan (Exhibit
10(a)(i)(C)(1) to Registrant's Report on Form 10-K     dated November
23, 1994) (5).

10.57     Amendment to Management Incentive Plan adopted February 13,
1995 (4).

10.58     Profit Sharing PluSavings Plan (Exhibit 10(a)(i)(F)(2) (f)
to United's Report on Form 10-K dated   November 20,1989) (5).

10.59     United Stationers Supply Co. Pension Plan as amended (See
Registrant's Reports on Form 10-K for the    fiscal years ended
August 31, 1985, 1986, 1987 and 1989) (5).

10.60     Amendment to Pension Plan adopted February 10, 1995 (4).

10.61     Amended and Restated Employment and Consulting Agreement
dated April 15, 1993 between United,         the Registrant and Joel
D. Spungin (Exhibit 10(b) to United's Report on Form 10-K dated
November 22,   1993) (5).

10.62     Amendment dated February 13, 1995 to the Amended and
Restated Employment and Consulting      Agreement between United, the
Registrant and Joel D. Spungin (4).

10.63     Form of Employment and Consulting Agreement between United,
the Registrant and certain executive    officers (Exhibit 10(j) to
Registrant's Report on Form 10-K dated November 19, 1987) (5)

10.64     Amendment dated February 13, 1995 to Employment and
Consulting Agreement between United, the     Registrant and Jerold A.
Hecktman (4).

10.65     Amendment dated February 13, 1995 to Employment and
Consulting Agreement between United, the     Registrant and Ted S.
Rzeszuto (4).

10.66     Amendment dated February 13, 1995 to Employment and
Consulting Agreement between United, the          Registrant and Otis
H. Halleen (4).

10.67     Amendment dated February 13, 1995 to Employment and
Consulting Agreement between United, the     Registrant and Robert
H. Cornell (4).

10.68     Amendment dated February 13, 1995 to Employment and
Consulting Agreement between United, the     Registrant and Steven
R. Schwarz (4).

10.69     Employment and Consulting Agreement dated March 1, 1990
between United, the Registrant and Jeffrey   K. Hewson (Exhibit
10(1) to Registrant's Report on Form 10-K dated November 20, 1980)
(5).

10.70     Amendment dated April 10, 1991 of Employment and
Consulting
Agreement between United, the      Registrant and Jeffrey K. Hewson
(Exhibit 10(l)(i) to Registrant's Report on Form 10-K dated November 25, 1991) (5).

10.71     Amendment dated September 1, 1994 of Hewson Employment and
Consulting Agreement (Exhibit      10(e)(ii) to Registrant's Report
on Form 10-K dated November 23, 1994) (5).

10.72     Amendment to Employment and Consulting Agreement dated
February 13,1995 between United, the    Registrant and Jeffrey K.
Hewson (4).

10.73     Severance Agreement between United, the Registrant and
James
A. Pribel dated February 13, 1995 (4).

10.74    Letter Agreement dated February 13, 1995 between United and
Ergin Uskup (4).

10.75    Form of Director's Agreement to Cash Out and Cancel Stock
Options dated February 13, 1995 (Exhibit     10.53 to Registrant's
Form 10-K dated June 27, 1995) (5).

10.77     Form of Employee's Agreement to Cash Out and Cancel Stock
Options dated February 13, 1995 (Exhibit     10.54 to Registrant's
Form 10-K dated June 27, 1995) (5).

10.78     USI Employee Benefits Trust Agreement dated March 21, 1995
between the Registrant and American     National Bank and Trust
Company of Chicago as Trustee (4).

10.79     USI Bonus Benefits Trust Agreement dated March 21, 1995
between the Registrant and American     National Bank and Trust
Company of Chicago as Trustee (4).

10.80     Certificate of Insurance covering directors' and officers'
liability insurance effective November 1, 1994    through November
1, 1995 (Exhibit 10.57 to Registrant's Form 10-K dated June 27,
1995) (5).

10.81     Certificate of Insurance covering directors' and officers'
liability insurance effective March 30, 1995      through March 30,
1996 (1)

10.82     Amendment to Medical Plan Document for United (4).

10.83     United Severance Plan, adopted February 10, 1995 (4).

10.84     Securities Purchase Agreement, dated as of July 28. 1995,
among the Registrant, Boise  Cascade,   Wingate Partners, Wingate
ll, Wingate Affiliates, LP., Wingate Affiliates Il, L.P., ASI Partners lll, LP., the Julie Good Mora Grantor Trust and the Laura Good Stathos Grantor Trust (2).

10.85 Waiver dated July 25, 1995 among the Registrant, United, each of the lenders party thereto and Chase Bank (1)
15   Letter from Ernst & Young LLP, independent certified public
accountants, regarding unaudited interim     financial information
(2)

21   Subsidiaries of the Company (1)

23.1 Consent of Arthur Andersen LLP, independent public accountants
(1)

23.2 Consent of Ernst & Young LLP, independent public accountants
(1)


________________
(1)  Filed herewith.
(2)  Incorporated by reference to Form S-1 Registration Statement
and Amendments thereto filed by the    Company and United as filed
on or before August 30, 1995.
(3)  Incorporated by reference to Registrant's Quarterly Report on
Form 10-Q for the quarterly period ended     March     31, 1995.
(4) Incorporated by reference to Registrant's Schedule 14D-9 dated February 21, 1995.
(5)  Incorporated by reference to other prior filings of Registrant as indicated

For Exchange Act filings, see Commission File No. 0-10653.





(b) Financial Statement Schedules

  All schedules have been omitted since the required information is either not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto incorporated herein by reference.


Item 17.     Undertakings

     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
   (5) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.

If any public offering by the underwriters is to be made on terms different from those set forth on the cover page of the prospectus,

a post-effective amendment will be filed to set forth the terms of such offering.





                             SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines,

State of Illinois, on September 15, 1995.



                                                United Stationers

Inc.

                                                    By:      s/
Thomas W. Sturgess
                                                          Thomas W.
Sturgess
                                                          Chairman
of the Board, President
                                      and Chief Executive Officer


Each  person whose signature appears below hereby appoints  Thomas
W. Sturgess and Daniel H. Bushell, and either of them as his attorney-infact to sign on his behalf and to file all pre- and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this registration Statement as such attorney-in-fact may deem necessary or appropriate.


  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title
Date


  s/  Thomas W. Sturgess      Chairman of the Board,  President
September 15 , 1995
Thomas W. Sturgess            and Chief Executive Officer


  s/  Michael D. Rowsey                      Executive Vice
President
September 14 , 1995
Michael D. Rowsey             and a Director


  s/  Daniel H. Bushell                      Executive Vice
President,
Chief Financial         September 15 , 1995
Daniel H. Bushell             Officer and Secretary, (principal
financial
                       and accounting officer)

  s/  Jeffrey K. Hewson                      Director
September 14 , 1995
Jeffrey K. Hewson


  s/  Frederick B. Hegi, Jr.
Director
September 14 , 1995
Frederick B. Hegi, Jr.


  s/  James A. Johnson
Director
September 15 , 1995
James A. Johnson